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                                                                       EXHIBIT 3

                            JOINT FILING AGREEMENT


     The undersigned John H. Chuang and Aquent, Inc., a Massachusetts corporation, hereby acknowledge and agree that their respective beneficial ownership of shares of common stock, no par value, of Renaissance Worldwide, Inc., a Massachusetts corporation, may be reported pursuant to the requirements of the Securities Exchange Act of 1934, as amended, on a single Schedule 13D that shall be deemed to be filed on behalf of each of them.


                                        AQUENT, INC.

                                         /s/ John H. Chuang
                                        ------------------------------
                                        John H. Chuang
                                        President and Chief Executive
                                        Officer

 /s/ John H. Chuang
----------------------
John H. Chuang